UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 22, 2011
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

(a)           The text of Item 5.02(b) below is hereby incorporated into this Item 1.02(a) by reference.

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(b)           Bovie Medical Corporation (the “Company”) recently became aware that the academic credentials of Mr. Moshe Citronowicz, the Company’s Executive Vice President and Chief Operating Officer, have been misreported.  Specifically, it was determined that Mr. Citronowicz did not in fact receive a Bachelor of Science degree in Electrical Engineering from the University of Be’er Sheva, Be’er Sheva, Israel, as had been previously reported in the Company’s public filings.  As soon as these allegations came to light, the Board conducted a review and inquiry to verify the allegations and, on November 22, 2011 assessed significant financial and other penalties against Mr. Citronowicz as follows:

•	Mr. Citronowicz will immediately forfeit all stock options issued to him (whether vested or unvested), totaling 75,000 stock options;

•	Mr. Citronowicz’s employment agreement with the Company will be immediately cancelled and he will continue to be employed by the Company on an at-will basis;

•	Mr. Citronowicz will be immediately reassigned to the position of Director of Strategic Development, reporting to J. Robert Saron, the Company’s President and Chief Sales and Marketing Officer; and

•	Mr. Citronowicz’s base annual salary will be reduced from approximately $220,000 to approximately $196,000.

In assessing the appropriate action to be taken in light of the circumstances, the Board of Directors concluded that it was in the best interest of the Company’s stockholders to retain Mr. Citronowicz who has made significant contributions to the Company since he joined in 1993, while imposing appropriate sanctions and remedial actions.

In addition, the Board also mandated that the Company conduct background checks on all current and future Section 16 officers and directors including verification of an individual’s academic credentials prior to making an offer of employment or when senior personnel join the Company as a result of an acquisition.

Item 8.01               Other Events.

The text of the foregoing Item 5.02(b) is hereby incorporated into this Item 8.01 by reference.

Item 9.01               Financial Statements and Exhibits.

Press Release dated November 29, 2011, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2011	BOVIE MEDICAL CORPORATION

By: /s/ Andrew Makrides
Andrew Makrides
Chief Executive Officer and Chairman of the Board